Exhibit 99.1

Contact:
Investors:	Media:
Traci McCarty	Marni Kottle
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(650) 374-2803

BioMarin Reports Fourth Quarter and Full Year 2024 Results; Sets Full Year 2025 Guidance
Strong Execution and Operational Transformation in 2024 Delivered Record Full Year Results and Provides Momentum for Double-Digit Revenue and Profitability Growth in 2025
4Q 2024 Total Revenues of $747 million (+16% Y/Y and +21% at Constant Currency Y/Y); FY 2024 Total Revenues of $2.85 billion (+18% Y/Y and +22% at Constant Currency Y/Y)
Conference Call and Webcast Scheduled Today at 4:30 p.m. ET

SAN RAFAEL, Calif., February 19, 2025 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the fourth quarter and full year ended December 31, 2024.
“Our operational transformation and strong financial execution in 2024 is the first step in BioMarin’s ambitious multiyear growth plan,” said Alexander Hardy, President and Chief Executive Officer of BioMarin. “We begin 2025 ready to build on our leadership in treating genetically defined conditions and deliver breakthrough medicines to the patients we serve. This year, we expect a number of innovative pipeline candidates to advance, including BMN 351 for Duchenne Muscular Dystrophy, and BMN 333 for multiple skeletal conditions, that will yield early clinical data read-outs, as well as results from the Phase 3 PALYNZIQ® study for the treatment of adolescents with phenylketonuria between the ages of 12 and 17. We plan to submit applications to expand the age eligibility in the United States and Europe in the second half of 2025, should the PALYNZIQ data be supportive.”

Mr. Hardy continued, “We expect 2025 to be another year of strong execution and growth in our Skeletal Conditions business unit, led by the continued global expansion of VOXZOGO for achondroplasia. Across our Enzyme Therapies, we are implementing new initiatives to reach an even greater number of patients around the world. In addition to this commercial performance, we intend to execute on our business development strategy as well as advance five new VOXZOGO indications within our CANOPY clinical program. In summary, we expect continued high performance as we benefit from BioMarin’s revamped corporate strategy and operating model in 2025 and beyond.”

Fourth Quarter Financial Highlights:
•Total Revenues for the fourth quarter of 2024 were $747 million, an increase of 16%, compared to the same period in 2023, driven by strong VOXZOGO contributions from new patient starts in all regions. In the quarter, revenues from BioMarin’s Enzyme Therapies (ALDURAZYME®, BRINEURA®, NAGLAZYME®, PALYNZIQ and VIMIZIM®) increased 9% compared to the fourth quarter of 2023. The increase in revenues from Enzyme Therapies was driven by a combination of increased patient demand in all regions and the timing of large government orders in certain regions outside the U.S.

•GAAP Net Income increased by $105 million to $125 million in the fourth quarter of 2024 compared to the same period in 2023. The increase was primarily due to higher gross profit driven by the factors noted above and reduced research and development (R&D) spend on terminated programs following the company’s strategic portfolio review. The increase was partially offset by higher spend in Selling, General and Administrative (SG&A), primarily due to increased bad debt expense.

•Non-GAAP Income increased by $85 million to $180 million in the fourth quarter of 2024 compared to the same period in 2023. The increase in Non-GAAP Income was primarily due to the factors noted above.

Fourth Quarter and Full-year 2024 Highlights and 2025 Outlook

Innovation
•Skeletal Conditions: Recently published data highlight the importance of early treatment with VOXZOGO. As published in the December 2024 issue of MED, VOXZOGO contributes to benefits beyond height, a key area of focus for caregivers and health care professionals. With three years of follow-up, VOXZOGO-treated children had statistically significant improvements in body proportionality compared with untreated children of the same age range and gender. VOXZOGO is the only treatment for achondroplasia to have demonstrated, and been published in a peer-reviewed journal, statistically significant improvement in proportionality versus an untreated control arm.

•In January 2025, new international treatment guidelines were published in the journal Nature Reviews Endocrinology recommending early screening for achondroplasia followed by VOXZOGO treatment soon after diagnosis to provide children with the maximal opportunity for clinical benefit. These guidelines are expected to provide health care professionals and families confidence in VOXZOGO as the treatment of choice when making the important decision to pursue therapy, from infancy, for children with achondroplasia.

•Also in January 2025, dosing was initiated for the first-in-human study with BMN 333, a long-acting C-type natriuretic peptide (CNP). Initial pharmacokinetic (PK) data is expected by year-end 2025, with detailed data to be presented at a scientific conference in the first half of 2026. BioMarin is encouraged by the pre-clinical profile of BMN 333 in non-human primates, where sustained 100 pM concentrations for free CNP were observed, representing an approximate 2-3 fold increase versus published data in an analogous pre-clinical model for other long-acting CNP analogs.

•During the quarter, BioMarin also advanced development across its CANOPY clinical program with VOXZOGO in hypochondroplasia, idiopathic short stature, Noonan syndrome, Turner syndrome, and SHOX deficiency. The pivotal study in hypochondroplasia is expected to complete enrollment in the first half of 2025 and remains on track to launch in 2027.

•Other Clinical Pipeline Programs: BioMarin’s next generation oligonucleotide for Duchenne Muscular Dystrophy, BMN 351, is expected to report initial proof-of-concept data at a scientific congress in the second half of 2025 (including muscle dystrophin levels after 25 weeks of dosing). Results from the phase 3 study with PALYNZIQ in adolescents ages 12-17 are expected in mid-2025 to support potential submissions for age label expansions in the U.S. and Europe in the second half of the year. With BMN 349, an oral therapeutic for Alpha-1 antitrypsin deficiency (AATD)-associated liver disease, the single-ascending dose (SAD) phase of the first-in-human study is complete and dosing in the multiple-ascending dose (MAD) phase of the study began in December 2024.

Growth
•In 2024, strong global demand drove 42% fourth quarter growth and 56% full-year growth for VOXZOGO revenues, compared to the same periods in 2023. VOXZOGO's extensive safety and efficacy profile led more families to begin therapeutic intervention early to potentially improve craniofacial volume, foramen magnum area, body proportionality and quality of life, in addition to durable increases in growth velocity. As of the end of 2024, 47 countries were contributing to VOXZOGO’s global revenues, and the company expects VOXZOGO to be available in more than 60 countries by 2027. With its expected growth trajectory, VOXZOGO is on track to achieve a revenue compound annual growth rate (CAGR) exceeding 25% for the period 2023 - 2027.

•To provide additional insight into the dynamics of VOXZOGO’s ongoing global expansion, today BioMarin provided the percentage of actual total VOXZOGO revenues split between the U.S. and the combined contributions from outside of the U.S. (OUS). In fourth quarter 2024, VOXZOGO global revenues were $208 million, including a 26% contribution from the U.S. and a 74% contribution from OUS. In the full year 2024, VOXZOGO global revenues were $735 million, including a 24% contribution from the U.S. and a 76% contribution from OUS.

•In the U.S., the largest single market opportunity for achondroplasia, the majority of new patient starts in the quarter were for children under the age of 5 years. In 2025, launch momentum across the U.S. is expected to contribute meaningfully to the continued global expansion of VOXZOGO across all ages from infancy.

•Enzyme Therapies continue to be a significant driver of growth, with revenues increasing 9% in the fourth quarter and 12% for the full-year 2024, compared to the same periods in 2023. 2024 benefited from the timing of ALDURAZYME orders, resulting in 40% Y/Y revenue growth in ALDURAZYME. Enzyme Therapies excluding ALDURAZYME contributed 10% Y/Y growth in full year 2024. Double-digit increases in PALYNZIQ revenue throughout 2024, and solid growth from BioMarin’s other enzyme treatments are expected to continue into 2025, with Enzyme Therapies on track toward its long-term growth outlook of high single-digit CAGR.

Value Commitment

•In 2024, BioMarin delivered record performance across the business. Total revenues for the full-year 2024 grew 18%. BioMarin’s full-year GAAP Operating Margin of 17.0% expanded 9.3 percentage points Y/Y while GAAP Diluted EPS of $2.21 increased 154% Y/Y. Full-year Non-GAAP Operating Margin of 28.6% expanded 9.2 percentage points Y/Y while Non-GAAP Diluted EPS of $3.52 increased 69% Y/Y. These measures of profitability increased at rates faster than revenue growth, representing the company’s focus on operational efficiency.

•In 2025, the company will continue to implement additional components of the $500 million cost transformation program announced in September of 2024, with full realization of benefits expected in 2026. This ongoing integration of efficiencies in 2025 is expected to enable BioMarin to realize 40% Non-GAAP Operating Margin in 2026.

•In 2025, full year Total Revenues guidance represents 10% Y/Y growth at the mid-point, expected to be driven by VOXZOGO’s continued global expansion and solid demand across Enzyme Therapies. The company is on track to deliver its previously targeted Total Revenues of approximately $4 billion in 2027. Non-GAAP Operating Margin is expected to grow 14% (3.9 percentage points) Y/Y at the mid-point of guidance and Non-GAAP Diluted EPS is expected to increase 22% Y/Y at the mid-point of guidance, as a result of continued strong commercial execution and focus on operational efficiencies across the business.

•The company generated operating cash flows totaling $573 million in full year 2024, an increase of 260% compared to full year 2023. Total cash and investments at the end of the fourth quarter were approximately $1.7 billion, and with anticipated increasing profitability, BioMarin is positioned to generate increasing operating cash flow into the future, targeting more than $1.25 billion operating cash flows per year starting in 2027.

Financial Highlights (in millions of U.S. dollars, except per share data, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2024	2023	% Change	2024	2023	% Change

Total Revenues	$747	$646	16%	$2,854	$2,419	18%

Net Product Revenues by Product:
VOXZOGO	$208	$146	42%	$735	$470	56%

Enzyme Therapies:
VIMIZIM	$191	$176	9%	$740	$701	6%
NAGLAZYME	110	98	12%	480	420	14%
PALYNZIQ	100	88	14%	355	304	17%
BRINEURA	48	44	9%	169	162	4%
ALDURAZYME	39	43	(9)%	184	131	40%
Total Enzyme Therapies Revenue	$488	$449	9%	$1,928	$1,718	12%

KUVAN	$28	$37	(24)%	$121	$181	(33)%
ROCTAVIAN®	$11	$3	267%	$26	$3	767%

GAAP Net Income	$125	$20	525%	$427	$168	154%
Non-GAAP Income (1)	$180	$95	89%	$686	$405	69%
GAAP Operating Margin % (2)	21.6%	4.2%		17.0%	7.7%
Non-GAAP Operating Margin % (1)	31.1%	17.2%		28.6%	19.4%
GAAP Diluted Earnings per Share (EPS)	$0.64	$0.11	482%	$2.21	$0.87	154%
Non-GAAP Diluted EPS (1)	$0.92	$0.49	88%	$3.52	$2.08	69%

	December 31, 2024	December 31, 2023
Total cash, cash equivalents & investments	$1,659	$1,685
(1)    Refer to Non-GAAP Information beginning on page 10 of this press release for definitions of Non-GAAP Income, Non-GAAP Operating Margin percentage and Non-GAAP Diluted EPS along with the related reconciliations to the comparable information reported under U.S. GAAP.
(2)     GAAP Operating Margin percentage is defined by the company as GAAP Income from Operations divided by Total Revenues.

Forward-Looking Non-GAAP Financial Information
BioMarin does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the company is unable to predict with reasonable certainty the financial impact of changes resulting from its strategic portfolio and business operating model reviews; potential future asset impairments; gains and losses on investments; and other unusual gains and losses without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. As such, any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

2025 Full-Year Financial Guidance (in millions, except % and EPS amounts)

Item	2025 Guidance
Total Revenues (1)	$3,100	to	$3,200
Non-GAAP Operating Margin % (2)	32%	to	33%
Non-GAAP Diluted EPS (2)(3)	$4.20	to	$4.40
(1)    VOXZOGO contribution to full-year 2025 Total Revenues expected to be in the range of $900 million to $950 million.
(2)    Refer to Non-GAAP Information beginning on page 10 of this press release for definitions of Non-GAAP Operating Margin and Non-GAAP Diluted EPS.
(3)    Non-GAAP Diluted EPS guidance assumes approximately 200 million Weighted-Average Diluted Shares Outstanding.

BioMarin will host a conference call and webcast to discuss fourth quarter and full-year 2024 financial results today, Wednesday, February 19, 2025, at 4:30 p.m. ET. This event can be accessed through this link or on the investor section of the BioMarin website at www.biomarin.com.

U.S./Canada Dial-in Number: 800-715-9871	Replay Dial-in Number: 800-770-2030
International Dial-in Number: 646-307-1963	Replay International Dial-in Number: 609-800-9909
Conference ID: 1878833	Conference ID: 1878833
About BioMarin
BioMarin is a global biotechnology company dedicated to translating the promise of genetic discovery into medicines that make a profound impact on the life of each patient. The San Rafael, California-based company, founded in 1997, has a proven track record of innovation with eight commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin pursues treatments that offer new possibilities for patients and families around the world navigating rare or difficult to treat genetic conditions. To learn more, please visit www.biomarin.com.

Forward-Looking Statements
This press release and the associated conference call and webcast contain forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc. (BioMarin), including, without limitation, statements about: future financial performance, including the expectations of Total Revenues, Non-GAAP Operating Margin percentage, Non-GAAP Diluted EPS and Operating Cash Flow for, in certain instances, the full-year 2025 and future periods, as well as double-digit revenue and profitability growth in 2025, and the underlying drivers of those results, such as the revenue opportunity represented by treatments for Skeletal Conditions, namely VOXZOGO, the expected demand and continued growth potential of BioMarin’s Enzyme Therapies portfolio, including PALYNZIQ, and the expectation regarding the full realization of the benefits of BioMarin’s cost transformation program and the integration of efficiencies; plans regarding BioMarin’s revamped corporate strategy and operating model in 2025 and beyond, including expected growth in the Skeletal Conditions business unit and execution of BioMarin’s business development strategy, and its anticipated benefits; expectations regarding the Revenue Compound Annual Growth Rate (CAGR) of VOXZOGO and Enzyme Therapies for future periods; the timing of orders for commercial products; BioMarin’s ability to meet product demand; the timing of BioMarin’s clinical development and commercial prospects, including announcements of data from clinical studies and trials; the clinical development and commercialization of BioMarin’s product candidates and commercial products, including (i) expected advancements of pipeline candidates, including BMN 333, BMN 349 and BMN 351, and expected early clinical data read-outs in 2025 for BMN 333 and BMN 351; (ii) expected results from Phase 3 PALYNZIQ study for the treatment of adolescents with phenylketonuria between the ages of 12 and 17 in 2025 and plans to submit applications to expand age eligibility in the U.S. and Europe in the second half of 2025; (iii) plans for the pivotal study in hypochondroplasia to complete enrollment in the first half of 2025 and launch in 2027; (iv) the expectations regarding global expansion of VOXZOGO and that VOXZOGO will be available in more than 60 countries by 2027; (v) plans to advance five new VOXZOGO indications with BioMarin’s CANOPY clinical program; and (vi) plans to reach greater number of patients around the world across BioMarin’s Enzyme Therapies; the expected benefits and availability of BioMarin’s commercial products and product candidates; and potential growth opportunities and trends.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: BioMarin’s success in the commercialization of its commercial products; impacts of macroeconomic and other external factors on BioMarin’s operations; results and timing of current and planned preclinical studies and clinical trials and the release of data from those trials; BioMarin’s ability to successfully manufacture its commercial products and product candidates; the content and timing of decisions by the Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products; actual sales of BioMarin’s commercial products; and those factors detailed in BioMarin's filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption "Risk Factors" in BioMarin's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 as such factors may be updated by any subsequent reports. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, BRINEURA®, KUVAN®, NAGLAZYME®, PALYNZIQ®, ROCTAVIAN®, VIMIZIM® and VOXZOGO® are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. ALDURAZYME® is a registered trademark of BioMarin/Genzyme LLC. All other brand names and service marks, trademarks and other trade names appearing in this release are the property of their respective owners.

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and Twelve Months Ended December 31, 2024 and 2023
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

REVENUES:
Net product revenues	$735,634	$633,148	$2,809,445	$2,372,538
Royalty and other revenues	11,679	13,059	44,470	46,688
Total revenues	747,313	646,207	2,853,915	2,419,226
OPERATING EXPENSES:
Cost of sales	136,139	137,930	580,235	532,062
Research and development	173,509	206,250	747,184	746,773
Selling, general and administrative	266,607	259,512	1,009,025	892,406
Intangible asset amortization	9,651	15,236	43,257	62,211
Gain on sale of nonfinancial assets	—	—	(10,000)	—
Total operating expenses	585,906	618,928	2,369,701	2,233,452
INCOME FROM OPERATIONS	161,407	27,279	484,214	185,774

Interest income	17,680	18,044	74,883	58,339
Interest expense	(2,577)	(6,098)	(12,666)	(17,335)
Other expense, net	(6,871)	(19,898)	(4,668)	(38,215)
INCOME BEFORE INCOME TAXES	169,639	19,327	541,763	188,563
Provision for (benefit from) income taxes	44,696	(1,048)	114,904	20,918
NET INCOME	$124,943	$20,375	$426,859	$167,645
EARNINGS PER SHARE, BASIC	$0.66	$0.11	$2.25	$0.89
EARNINGS PER SHARE, DILUTED	$0.64	$0.11	$2.21	$0.87
Weighted average common shares outstanding, basic	190,688	188,479	190,027	187,834
Weighted average common shares outstanding, diluted	196,581	191,838	196,708	191,595

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2024 and 2023
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	December 31, 2024	December 31, 2023 ⁽¹⁾
ASSETS
Current assets:
Cash and cash equivalents	$942,842	$755,127
Short-term investments	194,864	318,683
Accounts receivable, net	660,535	633,704
Inventory	1,232,653	1,107,183
Other current assets	201,533	141,391
Total current assets	3,232,427	2,956,088
Noncurrent assets:
Long-term investments	521,238	611,135
Property, plant and equipment, net	1,043,041	1,066,133
Intangible assets, net	255,278	294,701
Goodwill	196,199	196,199
Deferred tax assets	1,489,366	1,545,809
Other assets	251,391	171,538
Total assets	$6,988,940	$6,841,603
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$606,988	$683,147
Short-term convertible debt, net	—	493,877
Total current liabilities	606,988	1,177,024
Noncurrent liabilities:
Long-term convertible debt, net	595,138	593,095
Other long-term liabilities	128,824	119,935
Total liabilities	1,330,950	1,890,054
Stockholders’ equity:
Common stock, $0.001 par value: 500,000,000 shares authorized; 190,761,349 and 188,598,154 shares issued and outstanding, respectively	191	189
Additional paid-in capital	5,802,068	5,611,562
Company common stock held by the Nonqualified Deferred Compensation Plan	(11,227)	(9,860)
Accumulated other comprehensive income (loss)	61,653	(28,788)
Accumulated deficit	(194,695)	(621,554)
Total stockholders’ equity	5,657,990	4,951,549
Total liabilities and stockholders’ equity	$6,988,940	$6,841,603

(1)    December 31, 2023 balances were derived from the audited Consolidated Financial Statements included in the company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 26, 2024.

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Twelve Months Ended December 31, 2024 and 2023
(In thousands of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$426,859	$167,645
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	96,426	104,386
Non-cash interest expense	3,359	4,188
Amortization of premium (accretion of discount) on investments	(8,345)	(9,228)
Stock-based compensation	201,571	207,099
Gain on sale of nonfinancial assets	(10,000)	—
Impairment of assets and other non-cash adjustments	19,889	38,608
Deferred income taxes	56,096	(44,981)
Unrealized foreign exchange loss (gain)	(16,753)	28,446
Other	20,135	(365)
Changes in operating assets and liabilities:
Accounts receivable, net	(57,909)	(190,435)
Inventory	(63,530)	(157,058)
Other current assets	(3,778)	(50,335)
Other assets	(73,700)	(31,149)
Accounts payable and other short-term liabilities	(32,240)	68,853
Other long-term liabilities	14,761	23,585
Net cash provided by operating activities	572,841	159,259
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(85,424)	(96,691)
Maturities and sales of investments	633,018	864,863
Purchases of investments	(410,250)	(868,496)
Proceeds from sale of nonfinancial assets	10,000	—
Purchase of intangible assets	(11,994)	(10,920)
Other	1,141	—
Net cash provided by (used in) investing activities	136,491	(111,244)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of awards under equity incentive plans	49,277	69,353
Taxes paid related to net share settlement of equity awards	(77,560)	(76,319)
Repayments of convertible debt	(494,987)	—
Payments of contingent consideration	—	(9,475)
Other	(3,177)	(2,286)
Net cash used in financing activities	(526,447)	(18,727)
Effect of exchange rate changes on cash	4,830	1,308
NET INCREASE IN CASH AND CASH EQUIVALENTS	187,715	30,596
Cash and cash equivalents:
Beginning of period	$755,127	$724,531
End of period	$942,842	$755,127

Non-GAAP Information
The results presented in this press release include both GAAP information and Non-GAAP information. Non-GAAP Income is defined by the company as GAAP Net Income excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. The company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP R&D expenses and Non-GAAP SG&A expenses are defined by the company as GAAP R&D expenses and GAAP SG&A expenses, respectively, excluding stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. Non-GAAP Operating Margin percentage is defined by the company as GAAP Income from Operations, excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, divided by GAAP Total Revenues. Non-GAAP Diluted EPS is defined by the company as Non-GAAP Income divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the company’s equity plans and convertible debt in periods when they are dilutive under Non-GAAP. The company’s presentation of percentage changes in total revenues at Constant Currency rates, which is computed using current period local currency sales at the prior period’s foreign exchange rates, is also a Non-GAAP financial measure. This measure provides information about growth (or declines) in the company’s total revenue as if foreign currency exchange rates had not changed between the prior period and the current period.
BioMarin regularly uses both GAAP and Non-GAAP results and expectations internally to assess its financial operating performance and evaluate key business decisions related to its principal business activities: the discovery, development, manufacture, marketing and sale of innovative biologic therapies. Because Non-GAAP Income, Non-GAAP R&D expenses, Non-GAAP SG&A expenses, Non-GAAP Operating Margin percentage, Non-GAAP Diluted EPS, Non-GAAP Weighted-Average Diluted Shares Outstanding and Constant Currency are important internal measurements for BioMarin, the company believes that providing this information in conjunction with BioMarin’s GAAP information enhances investors’ and analysts’ ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s principal business. BioMarin also uses Non-GAAP Income internally to understand, manage and evaluate its business and to make operating decisions, and compensation of executives is based in part on this measure.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial information prepared in accordance with GAAP. Investors should note that the Non-GAAP information is not prepared under any comprehensive set of accounting rules or principles and does not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these Non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its Non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Because of the non-standardized definitions, the Non-GAAP financial measure as used by BioMarin in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The following tables present the reconciliation of GAAP reported to Non-GAAP adjusted financial information:

Reconciliation of GAAP Reported Information to Non-GAAP Information (1)
(In millions of U.S. dollars, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP Reported Net Income	$125	$20	$427	$168
Adjustments
Stock-based compensation expense - COS	3	5	15	18
Stock-based compensation expense - R&D	14	16	60	66
Stock-based compensation expense - SG&A	34	34	127	124
Amortization of intangible assets	10	15	43	62
Gain on sale of nonfinancial assets (2)	—	—	(10)	—
Severance and restructuring costs (3)	10	—	96	(1)
Asset impairments (4)	—	14	—	14
Loss on investments (5)	—	12	5	25
Income tax effect of adjustments	(16)	(21)	(76)	(70)
Non-GAAP Income	$180	$95	$686	$405

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024		2024
	Dollar	Percentage	Dollar	Percentage
GAAP Change in Total Revenues	$101	16%	$435	18%
Adjustment for unfavorable impact of foreign currency exchange rates on product sales denominated in currencies other than U.S. dollars	33		108
Non-GAAP change in Total Revenues at Constant Currency	$134	21%	$543	22%

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024		2023		2024		2023
	R&D	SG&A	R&D	SG&A	R&D	SG&A	R&D	SG&A

GAAP expenses	$174	$267	$206	$260	$747	$1,009	$747	$892
Adjustments
Stock-based compensation expense	(14)	(34)	(16)	(34)	(60)	(127)	(66)	(124)
Severance and restructuring costs (3)	—	(10)	—	—	—	(96)	—	—
Asset impairments (4)	—	—	—	(14)	—	—	—	(14)
Non-GAAP expenses	$159	$222	$190	$212	$688	$786	$681	$755

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2024	Percent of GAAP Total Revenue	2023	Percent of GAAP Total Revenue	2024	Percent of GAAP Total Revenue	2023	Percent of GAAP Total Revenue

GAAP Income from Operations	$161	21.6%	$27	4.2%	$484	17.0%	$186	7.7%
Adjustments
Stock-based compensation expense	51	6.8	55	8.5	202	7.1	207	8.6
Amortization of intangible assets	10	1.3	15	2.3	43	1.5	62	2.6
Gain on sale of nonfinancial assets (2)	—	—	—	—	(10)	(0.4)	—	—
Severance and restructuring costs (3)	10	1.3	—	—	96	3.4	(1)	—
Asset impairments (4)	—	—	14	2.2	—	—	14	0.6
Non-GAAP Income from Operations	$232	31.1%	$111	17.2%	$815	28.6%	$469	19.4%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP Diluted EPS	$0.64	$0.11	$2.21	$0.87
Adjustments
Stock-based compensation expense	0.26	0.27	1.03	1.04
Amortization of intangible assets	0.05	0.08	0.22	0.31
Gain on sale of nonfinancial assets (2)	—	—	(0.05)	—
Severance and restructuring costs (3)	0.05	—	0.49	—
Asset impairments (4)	—	0.07	—	0.07
Loss on investments (5)	—	0.06	0.03	0.12
Income tax effect of adjustments	(0.08)	(0.10)	(0.39)	(0.33)
Non-GAAP Diluted EPS	$0.92	$0.49	$3.52	$2.08

(1)    Certain amounts may not sum or recalculate due to rounding.
(2)     Represents a payment triggered by a third party's attainment of a regulatory approval milestone related to previously sold intangible assets.
(3)    These amounts were included in SG&A and represent severance and restructuring costs related to the company's 2024 portfolio strategy review and the associated organizational redesign efforts announced in the second and third quarters of 2024. These amounts also include impairments of certain right-of-use and fixed assets.
(4)     Represents the write-off of capitalized tooling and fixed assets in SG&A associated with the company’s decision to cease development of the first generation VOXZOGO pen device in the fourth quarter of 2023.
(5)    The current period represents a downward adjustment to non-marketable equity securities recorded in Other income (expense), net in the first quarter of 2024. The prior year represents the impairment losses on an investment in non-marketable equity securities and a convertible note recorded in Other expense, net in the first and fourth quarter of 2023, respectively.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023

GAAP Weighted-Average Diluted Shares Outstanding	196.6	191.8	196.7	191.6
Adjustments
Common stock issuable under the company’s convertible debt (1)	—	8.4	—	8.4
Non-GAAP Weighted-Average Diluted Shares Outstanding	196.6	200.2	196.7	200.0

(1)     Common stock issuable under the company’s convertible debt was excluded from the computation of GAAP Weighted-Average Diluted Shares Outstanding when they were anti-dilutive. If converted, for the prior year comparative period, the company would have issued approximately 4.4 million shares under the convertible notes due in 2027 and 4 million shares under the convertible notes that matured on August 1, 2024.